UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2013

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported, the business of which The Mosaic Company (“Mosaic,” and, collectively with its subsidiaries, the “Company”) serves as the parent was formed in a 2004 business combination between IMC Global Inc. and Cargill, Incorporated’s (“Cargill”) fertilizer businesses. The agreements relating to the business combination provide for, among other matters, the continued participation in Cargill’s salaried employees’ pension plan of certain employees of the Company who were employees of Cargill or its subsidiaries before the business combination. Although no additional years of credited service are accrued under this pension plan after December 31, 2004, additional years of vesting service are credited for the purpose of determining eligibility to retire, and covered compensation for purposes of determining benefits includes compensation paid by the Company to the executive subsequent to the business combination.

As of December 31, 2010, Cargill terminated the participation in the Cargill International Pension Plan of certain employees of the Company who had participated in that plan prior to the business combination, but did not terminate the participation of similarly situated employees of the Company (the “Mosaic U.S. Participants”) in Cargill’s U.S. salaried employees’ pension plan. On April 11, 2013, MOS Holdings Inc., a subsidiary of Mosaic, entered into an agreement (the “Supplemental Agreement”) with Richard N. McLellan, Senior Vice President – Commercial of Mosaic and a “named executive officer” within the meaning of Instruction 4 to Item 5.02 of Form 8-K. The Supplemental Agreement was intended to put Mr. McLellan in a position comparable to that which would exist if his participation in the Cargill International Pension Plan had not been terminated as of December 31, 2010, and, together with benefits provided to him under the Cargill International Pension Plan, put him in a position intended to be comparable to that of Mosaic U.S. Participants under Cargill’s U.S. salaried employees’ pension plan. The Supplemental Agreement provides for payment of a lump sum amount that increases with Mr. McLellan’s age at termination of employment beginning with payment of $119,000 if termination of employment occurs at age 56 and increasing annually to $760,000 if termination of employment occurs at age 65.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: April 16, 2013	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General
Counsel and Corporate Secretary